EXHIBIT 2.1
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                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                               PALWEB CORPORATION
                             A DELAWARE CORPORATION
                                      INTO
                           PALWEB OKLAHOMA CORPORATION
                             AN OKLAHOMA CORPORATION

                         (Pursuant to Section 253 of the
                        Delaware General Corporation Law)

TO THE SECRETARY OF STATE OF THE STATE OF DELAWARE:

     PalWeb Corporation, a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST: The Corporation was organized pursuant to the provisions of the General Corporation Law of the State of Delaware on February 24, 1969.

     SECOND: The Corporation owns all of the outstanding shares of capital stock of PalWeb Oklahoma Corporation, an Oklahoma corporation ("New PalWeb"), a corporation organized pursuant to the provisions of Oklahoma law on May 2, 2002.

     THIRD: The Corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of the members thereof dated March 15, 2002, filed with the minutes of the Board pursuant to Section 141(f) of the Delaware General Corporation Law, determined to merge itself into New PalWeb on the conditions set forth in the following resolutions:

                               RESOLVED, that upon the approval of the
           stockholders of the Corporation entitled to vote, the Corporation shall merge itself with and into PalWeb Oklahoma Corporation, a wholly-owned subsidiary corporation to be organized under Oklahoma law ("New PalWeb"), and New PalWeb shall be the surviving corporation, and shall succeed to all the assets and assume all of the obligations of the Corporation (the "Merger"); and

                               FURTHER RESOLVED, that upon the filing with the Secretary of State of the States of Oklahoma and Delaware of certificates of ownership and merger and the occurrence of the other conditions to the effectiveness of the Merger ("Effective Time") (i) each share of the Common Stock, par value $0.10 per share, of the Corporation which shall be issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, on the Effective Time, by virtue of the merger and without any action on the part of the holder thereof, New PalWeb, or any officer thereof, automatically become and be converted into one (1) share of fully paid and nonassesable common stock, par value $0.0001 per share of

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           New PalWeb ("New PalWeb Common Stock"); (ii) each share of
           Convertible Preferred Stock, par value $0.0001 per share, of the Corporation which shall be issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, on the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, New PalWeb, or any officer thereof, automatically become and be converted into one (1) share of fully paid and nonassesable New PalWeb Common Stock; (iii) each share of Series 2001 12% Cumulative Convertible Senior Preferred Stock ("2001 Preferred Stock") of the Corporation which shall be issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, on the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, New PalWeb, or any officer thereof, automatically become and be converted into one (1) share of fully paid and nonassesable Series 2001 12% Cumulative Convertible Senior Preferred Stock of New PalWeb ("New PalWeb 2001 Preferred Stock"); and (iv) the 100 shares of common stock, par value $0.0001 per share, of New PalWeb which shall be outstanding and owned of record by the Corporation immediately prior to the Effective Time, shall, at the Effective Time, automatically be cancelled and resume the status of authorized but unissued stock; and

                               FURTHER RESOLVED, after the Effective Time, each holder of a stock certificate which prior thereto represented shares of Common Stock of the Corporation may (but shall not be required to) surrender the same to New PalWeb's transfer agent and shall be entitled upon such surrender to receive in exchange therefor a certificate representing the number of shares of the New PalWeb Common Stock into which the shares of the Corporation's Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted in the Merger, and the officers of the Corporation shall instruct the Corporation's transfer agent to alter, as necessary, the Corporation's remaining inventory of printed certificates to permit such certificates to be conformed for use after the Effective Time; and

                               FURTHER RESOLVED, after the Effective Time, each holder of a stock certificate which prior thereto represented shares of Convertible Preferred Stock of the Corporation shall be required to surrender the same to New PalWeb's transfer agent and shall be entitled upon such surrender to receive in exchange therefor a certificate representing the number of shares of New PalWeb Common Stock into which the shares of the Corporation's Convertible Preferred Stock theretofore represented by the certificate or certificates so surrendered shall have been converted in the Merger; and

                               FURTHER RESOLVED, after the Effective Time, each holder of a stock certificate which prior thereto represented shares of 2001 Preferred Stock of the Corporation may (but shall not be required to) surrender the same to New PalWeb's transfer agent and shall be entitled upon such surrender to receive in exchange therefor a certificate representing the number of shares of New PalWeb 2001 Preferred Stock into which the shares of the Corporation's 2001 Preferred Stock theretofore represented by the certificate or certificates so surrendered shall have been converted in the Merger, and the officers of the Corporation shall instruct the Corporation's transfer agent to alter, as necessary, the Corporation's remaining inventory of printed certificates to permit such certificates to be conformed for use after the Effective Time; and

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                               FURTHER RESOLVED, that upon the Merger becoming
           effective, the Certificate of Incorporation and Bylaws of New PalWeb shall be the Certificate of Incorporation and Bylaws of the surviving corporation; and

                               FURTHER RESOLVED, that upon the Merger becoming effective, New PalWeb shall change its name to PalWeb Corporation, and upon such date, the name of the Corporation shall be so changed in accordance with Section 1083(B) of the Oklahoma General Corporation Act; and

                               FURTHER RESOLVED, that the Merger be submitted to the stockholders of this Corporation and that upon receiving the approval of the holders of a majority of the outstanding Common Stock and Convertible Preferred Stock of the Corporation, the Merger shall be approved; and

                               FURTHER RESOLVED, that at any time prior to the effectiveness of the Merger, whether before or after approval of the stockholders of the Corporation, the terms of the Merger may be amended in any manner as may be determined in the judgment of the Board of Directors of the Corporation to be necessary, desirable or expedient in order to facilitate the purposes and intent of the Merger, provided that no amendment may be made to the extent that
           Section 251(d) of the Delaware General Corporation Law prohibits such amendment without the approval of the stockholders of the Corporation; and

                               FURTHER RESOLVED, at any time before the Effective Time, the Merger may be terminated and abandoned by the Board of Directors of the Corporation notwithstanding the approval by the stockholders of the Corporation; and

                               FURTHER RESOLVED, that the Chairman of the Board, Chief Executive Officer, President or any Vice President of the Corporation be, and each of them hereby is, authorized and directed to make and execute, and the Secretary or Assistant Secretary be, and each of them hereby is, authorized and directed to attest, if necessary, certificates of ownership and merger setting forth a copy of these Resolutions providing for the merger of the Corporation into New PalWeb, to cause the same to be filed with the Secretary of State of the States of Delaware and Oklahoma, to cause New PalWeb to be organized and to succeed to the assets and assume all of the liabilities of the Corporation, and to do all other acts and things, whether within or without the States of Delaware and Oklahoma, which may be in any way necessary or appropriate to effect the proposed Merger.


           FOURTH: That this Merger has been approved by the holders of a majority of the outstanding Common Stock and Convertible Preferred Stock of this Corporation, being the only classes of outstanding capital stock of the Corporation entitled to vote, at a meeting thereof duly called and held in accordance with Sections 253(a) and 211 of the Delaware General Corporation Law.

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           FIFTH. New PalWeb, the surviving corporation, hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the Corporation, as well as for enforcement of any obligation of New PalWeb, arising from the Merger, including any suit or other proceedings to enforce the right, if any, of any stockholders as determined in appraisal proceedings pursuant to Section 262 of the Delaware General Corporation Law, and hereby irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings and agrees that service of any such process may be made by personally delivering to and leaving with such Secretary of State of Delaware duplicate copies of such process, and hereby authorizes the Secretary of State of Delaware to send forthwith by certified mail one of such duplicate copies of such process addressed to PalWeb Oklahoma Corporation at 1607 West Commerce Street, Dallas, Texas, 75208, unless such surviving corporation shall hereafter designate in writing to such Secretary of State of Delaware a different address for such process, in which case the duplicate copy of such process shall be mailed to the last address so designated.

                     IN WITNESS WHEREOF, the Corporation, has caused this Certificate to be signed by its President and attested to by its Secretary, this 2nd day of May, 2002, to be effective upon filing with the Secretary of State.


                                           PALWEB CORPORATION,


                                           By /s/ Paul A. Kruger
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                                             Paul A. Kruger,
                                             Chairman of the Board

ATTEST:

 /s/ Julie Barksdale
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Julie Barksdale, Secretary